SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             DONALDSON COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                [DONALDSON LOGO]


                            DONALDSON COMPANY, INC.

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS



TIME:            10:00 a.m., central time, Friday, November 19, 1999

PLACE: The Conference Center at Atrium Center, 3105 E. 80th Street, Bloomington, Minnesota.

ITEMS OF         (1) Election of three directors;
BUSINESS:
                 (2) Ratification of appointment of Ernst & Young LLP as
                     independent auditors of the Company; and

                 any other business that properly comes before the meeting.

RECORD DATE:     Stockholders of record at the close of business on September
                 24, 1999 are entitled to notice of and to vote at the meeting or any adjournment. A list of such stockholders will be available prior to the meeting at the office of the Company, 1400 West 94th Street, Minneapolis, Minnesota for examination by any such stockholder for any purpose germane to the meeting.

                                              By Order of the Board of Directors


                                              Norman C. Linnell
                                              SECRETARY

                 Dated: October 13, 1999


--------------------------------------------------------------------------------

                                   IMPORTANT

  STOCKHOLDERS ARE ENCOURAGED TO VOTE THEIR PROXY BY TELEPHONE AS DESCRIBED IN THE ENCLOSED TELEPHONE VOTING INSTRUCTIONS OR DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                            DONALDSON COMPANY, INC.
                             1400 WEST 94TH STREET
                         MINNEAPOLIS, MINNESOTA 55431



                         -----------------------------
                                PROXY STATEMENT
                         MAILING DATE OCTOBER 13, 1999
                         -----------------------------



SOLICITATION OF PROXIES
     The enclosed proxy is solicited by and on behalf of the Board of Directors of Donaldson Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on November 19, 1999, and at any adjournments thereof. The person signing a proxy may revoke it any time before it is exercised. Each valid proxy received prior to the meeting will be voted according to the stockholder's directions. If no direction is given, such proxies will be voted in favor of (1) the nominees for directors identified herein, and (2) ratifying the auditors named herein.

     The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by the use of the mails, there may be incidental personal solicitations by telephone, special communications or in person, by officers, directors and regular employees of the Company who will not receive additional compensation therefor. The Company will reimburse banks, brokerage firms and other nominees, custodians and fiduciaries for reasonable expenses incurred by them in sending proxy materials and annual reports to the beneficial owners of stock. The Company has engaged Morrow & Co., Inc. to assist in proxy solicitation for an estimated fee of $5,000 plus out-of-pocket expenses. This proxy statement and the accompanying proxy are first being mailed to stockholders on or about October 13, 1999.


VOTING SECURITIES
     Stockholders of record as of the close of business on September 24, 1999 will be entitled to vote at the meeting. The Company then had approximately 46,032,230 shares of Common Stock outstanding, each of which entitles its holder to one vote. Representation at the meeting of a majority of the outstanding shares is required for a quorum.

     If an executed proxy card is returned or a proxy is voted by telephone, and the stockholder has abstained from voting on any matter or, in the case of the election of directors has withheld authority to vote with respect to any or all of the nominees, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter or, in the case of the election of directors, in favor of such nominee or nominees. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

     Shares of Common Stock credited to the accounts of participants in the Automatic Dividend Reinvestment Program of the Company have been added to the participants' other holdings and included in the enclosed proxy. Participants in the Company's employee benefit plans are entitled to instruct the plan trustee as to how to vote all shares of Donaldson Common Stock allocated to their accounts under the plans as of the record date, and will receive a separate voting instruction card for directing the plan trustee to vote such shares.

                              SECURITY OWNERSHIP

     Set forth below is information regarding persons known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company based on the number of shares of Common Stock outstanding on September 24, 1999:


       NAME AND ADDRESS                              AMOUNT AND NATURE        PERCENT
      OF BENEFICIAL OWNER                         OF BENEFICIAL OWNERSHIP     OF CLASS
      -------------------                         -----------------------     --------
      Donaldson Company, Inc.
      Employee Stock Ownership Plan ............        5,391,741(1)           11.7%
       c/o Fidelity Management Trust Company
       82 Devonshire Street
       Boston, MA 02109

      Pioneering Management Corporation ........        4,890,000(2)           10.6%
       60 State Street
       Boston, MA 02109

------------------
(1) These shares are held in trust for the benefit of participants in the Company's ESOP for which Fidelity Management Trust Company is the trustee and claims no voting or investment power over the indicated shares.

(2) Pioneering Management Corporation is a registered investment adviser with sole voting power with respect to all 4,890,000 shares and shared investment power with respect to all 4,890,000 shares. Information is based solely on a
    Schedule 13G filed with the Securities and Exchange Commission by Pioneering Management Corporation with respect to shares held as of December 31, 1998.


The following table sets forth information as of July 31, 1999, regarding the beneficial ownership of the Company's Common Stock by each director, each of the Named Officers (as hereinafter defined) and all executive officers and directors of the Company as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.


                                                     TOTAL        PERCENT   EXERCISABLE
      NAME OF INDIVIDUAL OR GROUP                  SHARES (1)     OF CLASS   OPTIONS (1)
      ---------------------------                  ----------     --------  ------------
      William G. Van Dyke ...................      959,789(2)       2.1      550,406
      Nickolas Priadka ......................      254,732(3)        *       124,881
      James R. Giertz .......................      210,178           *       125,628
      William M. Cook .......................      159,230           *       104,615
      Lowell F. Schwab ......................      134,878           *        88,458
      S. Walter Richey ......................       51,057           *        25,200
      Kendrick B. Melrose ...................       49,539           *        25,200
      Stephen W. Sanger .....................       43,282           *        25,200
      Jack W. Eugster .......................       37,535           *        21,200
      F. Guillaume Bastiaens ................       19,330           *        13,200
      Paul B. Burke .........................       15,408           *         9,200
      Janet M. Dolan ........................       14,182           *         9,200
      John Grundhofer .......................        9,648           *         5,200
      Directors and Officers as a Group .....    2,495,402          5.4    1,257,945

------------------
 *  Less than 1%

(1) Includes restricted shares, shares held in trust and the shares underlying options exercisable within 60 days, as listed under the Exercisable Options column.

(2) Includes 65,936 shares held by immediate family members.

(3) Includes 24,358 shares held in a trust of which, Mr. Priadka is a trustee and has shared voting and investment power.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than 15 directors and that the number of directors may be fixed from time to time by the affirmative vote of a majority of the directors. The Board of Directors has fixed the number of directors constituting the entire Board at nine. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each annual meeting of the stockholders. The terms of F. Guillaume Bastiaens, Janet M. Dolan and S. Walter Richey expire at the annual meeting. Mr. Bastiaens was elected by the Board in 1995, Ms. Dolan in 1996 and Mr. Richey in 1991. It is intended that proxies received will be voted, unless authority is withheld, FOR the election of the nominees presented on Page 4, namely F. Guillaume Bastiaens, Janet M. Dolan and
S. Walter Richey. The director nominees receiving the highest number of votes will be elected to fill the seats on the Board.

     The Board of Directors meets on a regularly scheduled basis. During the past fiscal year, the Board held six meetings. Each director attended at least 75% of the aggregate of the Board meetings and meetings of Board committees on which each served.

     The Board of Directors has assigned certain responsibilities to standing committees. The Audit Committee is composed of directors F. Guillaume Bastiaens, Janet M. Dolan, Kendrick B. Melrose, S. Walter Richey (Chair) and Stephen W. Sanger, all of whom are non-employee directors. The Audit Committee held three meetings during the past fiscal year. Functions of the Audit Committee are described in the Audit Committee Charter adopted by the Board of Directors on September 24, 1999 and set forth in Exhibit A. The Audit Committee satisfied its obligations under this charter in the past year.

     The Human Resources Committee is composed of directors Paul B. Burke, Jack
W. Eugster, John F. Grundhofer, Kendrick B. Melrose and Stephen W. Sanger (Chair), all of whom are non-employee directors. This Committee held two meetings during the past fiscal year. The functions of this committee include review of management development, approval of compensation arrangements for senior management and administration of the Company's stock compensation plans.

     The Committee on Directors' Affairs is composed of directors Paul B. Burke, Janet M. Dolan, Jack W. Eugster (Chair), John F. Grundhofer and S. Walter Richey, all of whom are non-employee directors. This Committee did not meet formally during the past fiscal year. The Committee's duties are to review the organization of the Board and its committees, propose to the Board a slate of directors for election by the stockholders at each Annual Meeting, propose candidates to fill vacancies on the Board and approval of director compensation. The Committee will consider nominees for director recommended by stockholders. Recommendations should be addressed to the Secretary, Donaldson Company, Inc., P.O. Box 1299, Minneapolis, MN 55440. Any proposal by a stockholder for the nomination of a candidate for director at the annual meeting for the election of directors is required by the Company's Bylaws to be submitted in writing to the Secretary and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting.

     The Board of Directors has no reason to believe that any nominees will be unavailable or unable to serve, but in the event any nominee is not a candidate at the meeting, the persons named in the enclosed proxy intend to vote in favor of the remaining nominees and of such other person, if any, as they may determine.

     The table below and on the following page sets forth additional information with respect to each nominee for election as a director and each other person whose term of office as a director will continue after the meeting.


                             NOMINEES FOR ELECTION

NAME                                           PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                          -----------------------------------------------------------------------------
FOR A TERM EXPIRING IN 2002:

 F. Guillaume Bastiaens       Vice Chairman of Cargill, Inc. (1997) and President, Food Sector of Cargill,
   Age - 56                   Inc. (Agribusiness). Previously, Executive Vice President of Cargill, Inc.
   Director Since 1995

 Janet M. Dolan               Chief Executive Officer (1999) and President (1998). Previously Chief
   Age - 50                   Operating Officer (1998) and Executive Vice President of Tennant Company
   Director Since 1996        (manufacturer of floor maintenance equipment and coating products). Also, a director of William Mitchell College of Law.

 S. Walter Richey             Retired Chairman, President and Chief Executive Officer of Meritex, Inc.
   Age - 63                   and its predecessor corporation Space Center Company (owns and manages
   Director Since 1991        business properties and distribution centers). Also, a director of U.S.
                              Bancorp and a member of the Board of Overseers of the Curtis L. Carlson
                              School of Management at the University of Minnesota.

                                    DIRECTORS CONTINUING IN OFFICE

FOR A TERM EXPIRING IN 2001:

 Paul B. Burke                Chairman (1995), President and Chief Executive Officer of BMC Industries,
   Age - 43                   Inc. (manufacturer of precision imaged and optical products).
   Director Since 1996

 Kendrick B. Melrose          Chairman and Chief Executive Officer of The Toro Company (manufacturer
   Age - 59                   of outdoor maintenance products). Also, a director of Jostens, Inc., SurModics,
   Director since 1991        Inc. and The Valspar Corporation.

 Stephen W. Sanger            Chairman and Chief Executive Officer of General Mills, Inc. (1995) (consumer
   Age - 53                   products and services). Previously, an executive officer of various groups
   Director since 1992        and divisions of General Mills, Inc. Also, a director of The Dayton Hudson
                              Corporation.

FOR A TERM EXPIRING IN 2000:

 Jack W. Eugster              Chairman, President and Chief Executive Officer of The Musicland Group,
   Age - 54                   Inc. (retail consumer products). Also, a director of Damark International,
   Director since 1993        Inc., Jostens, Inc., MidAmerican Energy Company and Shopko Stores, Inc.

 William G. Van Dyke          Chairman and Chief Executive Officer (1996) and President (1994) of the
   Age - 54                   Company. Previously, Executive Vice President. Also, a director of Graco
   Director since 1994        Inc.

 John F. Grundhofer           Chairman, and Chief Executive Officer of U.S. Bancorp (financial services).
   Age - 60                   Also, a director of Minnesota Mutual Life Insurance Company and Irvine
   Director since 1997        Apartment Communities, Inc.

DIRECTOR COMPENSATION
     Directors who are not employees receive a retainer fee of $20,000 annually and are paid $1,000 for each Board or Committee meeting attended. Committee Chairs receive an additional annual retainer of $2,500. Pursuant to the Company's Compensation Plan for Non-Employee Directors, any non-employee director may elect, prior to each year of their term, to defer all or part of his or her director compensation received during the upcoming year. Each participating director is entitled to a Company credit on the balance in his or her deferral account at the ten-year Treasury Bond rate plus 2%. The deferral election must also specify the manner for distribution of the deferral balance.

     The 1991 Master Stock Compensation Plan, as amended (the "Plan"), provides for non-employee directors to be credited with shares to a deferred stock account in lieu of 30% of the annual retainer for services as a Director to be rendered in the following service year. The Plan also allows a director to elect to receive a credit of shares to a deferred stock account in lieu of all or part of the remaining retainer and meeting fees. The directors also receive a credit for dividend reinvestment shares. The Company contributes an amount equal to the deferred stock accounts to a trust and the trust purchases shares of Donaldson Common Stock. Each director is entitled to direct the trustee to vote all shares allocated to the director's account in the trust. The Common Stock will be distributed to each director following the director's retirement from the Board pursuant to the director's deferral payment election. The trust assets remain subject to the claims of the Company's creditors. The trust becomes irrevocable in the event of a "Change in Control" as defined under the Plan.

     The Company's Non-Qualified Stock Option Program for Non-employee Directors provides for the automatic grant of a non-qualified stock option for 3,600 shares of Common Stock to each non-employee Director of the Company who is a member of the Board on December 1 each year. The exercise price of such options is the closing price of Common Stock in consolidated trading on the first business day of December in the respective year. The options awarded prior to December 1, 1998 are fully vested and have a term of ten years. The options awarded on December 1, 1998 vest annually beginning on the first anniversary in three equal installments and have a term of ten years. The option award was modified beginning in 1998 to include a "reload option" granted at the time of exercise of the original option for the number of shares equal to the shares used in payment of the purchase price. The one-time reload option feature is similar to that included in the option grants to officers.

     Shares credited to deferred stock accounts to non-employee directors under the 1991 Master Stock Compensation Plan in fiscal 1999, were as follows:
Bastiaens, 556 shares, Burke, 1,410 shares, Dolan, 1,372 shares, Eugster, 1,119 shares, Grundhofer, 1,219 shares, Melrose, 1,201 shares, Richey, 1,611 shares, and Sanger, 1,696 shares.

                             INDEPENDENT AUDITORS

     Upon recommendation of its Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent public accountants to audit the books and accounts of the Company for the fiscal year ending July 31, 2000, such appointment to continue at the pleasure of the Board of Directors and subject to ratification by the stockholders. Ernst & Young LLP has audited the books and accounts of the Company since 1951. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions. In the event this appointment is not ratified, the Board will appoint other independent auditors for the subsequent fiscal year.

     The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending July 31, 2000.


                            EXECUTIVE COMPENSATION

     The following table sets forth as to each person who was at the end of fiscal 1999, the Chief Executive Officer and the other four most-highly compensated executive officers of the Company information concerning the cash and noncash compensation for services rendered to the Company for each of the last three fiscal years (the "Named Officers").


                          SUMMARY COMPENSATION TABLE


                                                                          LONG TERM COMPENSATION
                                                                ------------------------------------------
                                       ANNUAL COMPENSATION (1)            AWARDS                PAYOUTS
                                       ------------------------ --------------------------- --------------
                                                                               SECURITIES
                                                                               UNDERLYING
                                                                 RESTRICTED       STOCK
                                                                    STOCK     OPTIONS/SARS                   ALL OTHER
                               FISCAL                             AWARD(S)      (SHARES)     LTIP PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)   BONUS ($)     ($) (5)         (2)          ($) (3)       ($) (4)
----------------------------- -------- ------------ ----------- ------------ -------------- -------------- -------------
WILLIAM G. VAN DYKE .........  1999      539,615      678,000        0            78,000              0        29,208
 Chairman, Chief               1998      483,846      606,000        0            78,000        301,219        27,373
 Executive Officer and         1997      450,000      540,000        0           131,704        586,253       173,520
 President

WILLIAM M. COOK .............  1999      213,654      203,379        0            26,000              0         6,947
 Senior Vice President,        1998      196,539      172,126        0            26,000         55,377         3,796
 Commercial and Industrial     1997      178,154       85,260        0            43,484        101,772        46,214

JAMES R. GIERTZ .............  1999      239,962      158,621        0            35,304              0         6,219
 Senior Vice President and     1998      219,769      134,451        0            57,964        137,324         6,672
 Chief Financial Officer       1997      199,808      151,639        0            61,360        854,911        61,582

NICKOLAS PRIADKA ............  1999      224,654      121,795        0            27,000              0         5,985
 Senior Vice President,        1998      207,154      140,697        0            42,631        110,124         5,803
 OEM Engine Systems and        1997      187,808      133,739        0            61,400        207,984        56,340
 Parts

LOWELL F. SCHWAB ............  1999      200,962      129,204        0            24,000              0         5,782
 Senior Vice President,        1998      183,462      151,782        0            24,000         93,020         5,477
 Operations                    1997      168,450      152,491        0            26,474        537,361        56,243

------------------
(1) Includes any portion deferred under the Management Compensation Plan.

(2) Shares adjusted for stock splits.

(3) Earned under the Company's 1991 Master Stock Compensation Plan during the three-year period ending in the fiscal year in which the payout is listed. Payout is made in the form of the Company's common stock and delivered during the following fiscal year.

(4) Amounts in this column for 1999 and 1998 represent the dollar value of share allocations (i) under the Company's match for bonus and salary under the Company's ESOP and 401k benefit plans; and

   (ii) under the Company's match for deferred bonus and salary and salary in excess of the limits established by Section 415 of the Internal Revenue Code contributed by the Company to an unqualified supplemental plan. The amounts for fiscal 1999 are:


                                          SALARY       DEFERRED SALARY
      NAME                           AND BONUS MATCH   AND BONUS MATCH   EXCESS MATCH
      ----------------------------- ----------------- ----------------- -------------
      William G. Van Dyke .........       $4,217            $    0         $29,208
      William M. Cook .............        4,568               984           5,963
      James R. Giertz .............        4,536                 0           6,219
      Nickolas Priadka ............        4,601             1,513           4,472
      Lowell F. Schwab ............        4,581                 0           5,782

    1997 amounts represent the dollar value of share allocations under the Company's ESOP and benefits in excess of the limits established by Section 415 of the Internal Revenue Code contributed by the Company to an unqualified supplemental plan.

(5) Amounts in the Restricted Stock Award column represent the dollar value of grants of restricted stock under the Company's 1991 Master Stock Compensation Plan. Regular dividends are paid on the restricted shares. At the end of fiscal 1999, the number and value of the aggregate restricted stockholdings for the Named Officers were: William G. Van Dyke, 0, $0; James
    R. Giertz, 25,000, $620,313; Nickolas Priadka, 8,400, $208,425; Lowell F.
    Schwab, 8,400, $208,425; and William M. Cook, 0, $0. No restricted stock awards were made to Executive Officers as a group and Non-Executive Officer Employees as a Group.


                    OPTION/SARS GRANTED IN LAST FISCAL YEAR


                                       INDIVIDUAL GRANTS (1)
                           ---------------------------------------------             POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF      % OF TOTAL                                       ANNUAL RAT
                             SECURITIES     OPTIONS/SARS                              ASSUMED PRECIATIONES OF STOCK
                             UNDERLYING      GRANTED TO      EXERCISE                 PRICE AP  TERM (3) FOR OPTION
                            OPTIONS/SARS     EMPLOYEES        OR BASE     EXPIRATION ------------------------------
NAME                         GRANTED (2)   IN FISCAL YEAR  PRICE/SH ($)      DATE     0% ($)    5% ($)    10% ($)
-------------------------- -------------- --------------- -------------- ----------- -------- --------- ----------
WILLIAM G. VAN DYKE            73,400            15.7           20.00     12/03/08      0      924,384  2,343,245
                                4,600             1.0           20.75     12/31/08      0       60,104    152,359

WILLIAM M. COOK                26,000             5.6           20.00     12/03/08      0      327,439    830,032

JAMES R. GIERTZ                29,000             6.2           20.00     12/03/08      0      365,220    925,805
                                6,304(4)          1.4           19.00     12/21/05      0       48,186    112,081

NICKOLAS PRIADKA               25,500             5.5           20.00     12/03/08      0      321,142    814,070
                                1,500              .3           20.75     12/31/08      0       19,599     49,682

LOWELL F. SCHWAB               24,000             5.1           20.00     12/03/08      0      302,251    766,184

ALL EXECUTIVE OFFICERS
 AS A GROUP                   221,349            47.5

ALL NON-EXECUTIVE OFFICER
 EMPLOYEES AS A GROUP         245,000            52.5

------------------

(1) No stock appreciation rights ("SARs") have been granted.

(2) All grants (other than as noted in footnote(4)) during the period were non-qualified stock options granted at the market value on date of grant for a term of ten years, vesting immediately and were granted with the right to use shares in lieu of the exercise price and to satisfy any tax withholding obligations.

(3) These amounts represent certain assumed rates of appreciation over the full term of the option. The value ultimately realized, if any, will depend on the amount by which the market price of the Company's stock exceeds the exercise price on date of sale.

(4) These grants were made to individuals who exercised an option during fiscal 1999 and made payment of the purchase price using shares of previously owned Company stock. This restoration or "reload" grant is for the number of shares equal to the shares used in payment of the purchase price or withheld for tax withholding. The option price is equal to the market value of the Company's stock on the date of exercise and will expire on the same date as the original option which was exercised. These options, which are the result of such a restoration, do not contain the reload feature.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES


                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                       OPTIONS/SARS AT FISCAL YEAR-END     IN-THE-MONEY OPTIONS/SARS
                                                                     (2)                   AT FISCAL YEAR-END (2)(3)
                            SHARES          VALUE      -------------------------------   ------------------------------
                          ACQUIRED ON      REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
NAME                     EXERCISE (1)        ($)          (SHARES)         (SHARES)           ($)              ($)
----                    --------------   -----------   -------------   ---------------   -------------   --------------
WILLIAM G. VAN DYKE         76,080(4)     1,001,490       550,406          67,750          6,155,944         306,391

WILLIAM M. COOK              2,402(4)        14,862       104,615          22,333            839,865          99,020

JAMES R. GIERTZ              7,650           50,681       125,628          26,983            647,751         136,230

NICKOLAS PRIADKA            51,780(4)       794,872       124,881          23,150            959,224         102,303

LOWELL F. SCHWAB                 0                0        88,458          19,650            755,220          79,397

------------------
(1) The number of shares shown in this column is larger than the number of shares actually acquired on exercise. The actual number of shares received is reduced by the number of shares delivered in payment of the exercise price and shares withheld to cover withholding taxes.

(2) No SARs were exercised in fiscal 1999.

(3) This value is based on the difference between the exercise price of such options and the closing price of Company Common Stock as of fiscal year-end 1999.

(4) The officers elected under the Deferred Stock Option Gain Plan to defer receipt of the shares to be acquired upon exercise. The officers receive a credit of shares to a deferred stock account and also receive a credit for dividend reinvestment shares.


            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR


                                                                   ESTIMATED FUTURE PAYOUTS
                           NUMBER OF          PERFORMANCE                 UNDER NON-STOCK
                         SHARES, UNITS      OR OTHER PERIOD              PRICE-BASED PLAN
                            OR OTHER       UNTIL MATURATION    ------------------------------------
NAME                       RIGHTS (1)          OR PAYOUT        THRESHOLD     TARGET     MAXIMUM
----                    ---------------   ------------------   -----------   --------   --------
WILLIAM G. VAN DYKE         14,400        8/1/98 - 7/31/01       7,200        14,400     39,600

WILLIAM M. COOK              4,900        8/1/98 - 7/31/01       2,450         4,900     13,475

JAMES R. GIERTZ              5,400        8/1/98 - 7/31/01       2,700         5,400     14,850

NICKOLAS PRIADKA             5,100        8/1/98 - 7/31/01       2,550         5,100     14,025

LOWELL F. SCHWAB             4,500        8/1/98 - 7/31/01       2,250         4,500     12,375

------------------
(1) Awards are of Performance Units, each of which represents the right to receive one share of the Company's common stock. Awards are earned only if the Company achieves the minimum Performance Objectives and the Award Value will be based on a weighting of compound corporate net sales growth and after-tax return on investment over the three year period. The amounts shown in the table under the headings "Threshold", "Target" and "Maximum" are amounts awarded at 50%, 100% and 275% of the targeted award. The award may also be adjusted upward by 25% for consistency if earnings per share increase in each of the three years in the period by at least 5%.

          HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors, consisting of five independent, non-employee directors ("the Committee"), is responsible for establishing the compensation programs for the Company's executive officers. The objectives of the Company's executive compensation program are to:

   o emphasize a pay-for-performance philosophy by placing significant portions of pay at risk and requiring outstanding results for payment at the threshold level;

   o attract and retain the best executives available in our industry and have their compensation levels keyed to a peer group of companies;

   o motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success focusing on earnings per share growth and continued growth in stockholder value; and

   o align the interests of executives with those of the Company's stockholders by providing a significant portion of compensation in the form of Company common stock. Common stock ownership objectives have been established for all executive officers ranging from five to ten times base salary.

     BASE SALARIES. Base salaries for all executives are reviewed annually based on performance and market conditions. A performance appraisal is required for all executives of the Company. The Committee approves and/or determines the annual base salary increases for all senior executives based on performance of the executive and external market data. Our objective is that base salaries should approximate the mid-point (average) of senior executives of manufacturing companies of similar size in the United States. The Company uses nationally known consultant surveys for external market data.

     ANNUAL CASH INCENTIVE. Executive officers are eligible for target awards under the annual incentive program that range up to 60% of base salary. The size of the target award is determined by the executive officer's position and competitive data for similar positions at the peer and cross-industry companies as presented in the same nationally recognized surveys as are used for the base salary. The Company sets aggressive performance goals and, in keeping with the strong performance-based philosophy, the resulting awards decrease or increase substantially if actual Company performance fails to meet or exceeds targeted levels. Payments can range from 0% to 200% of the target awards. Executive officers have up to 100% of their annual cash incentive opportunity linked to achieving record Earnings Per Share (EPS).

     Consequently, executive officers must obtain record EPS, thereby increasing stockholder value, to receive a competitive annual cash incentive.

     LONG-TERM INCENTIVE COMPENSATION. There was no payout under the long-term incentive plan in 1999 based on the Company's failure to achieve the minimum performance objectives for net sales growth. The volatility in the long-term incentive plan payouts for the three years shown in the summary compensation table is consistent with the at risk nature of the payouts and the pay for performance philosophy. The Long-Term Performance Award program is based on three-year compounded growth in net sales and an after-tax Return on Investment that exceeds the Company's weighted average cost of capital. Under this program, the Committee selected eligible executives and established an incentive opportunity as a percentage of base salary. In order for a participant to receive a payout, minimum performance must be attained. The Committee occasionally grants restricted stock with a fixed restriction period, usually five years, to insure retention of key executives. The Committee also believes that significant stock option grants encourage the executive officers to own and hold Donaldson stock and tie their long-term economic interests directly to those of the stockholders. Stock options are typically granted annually. In determining the number of shares covered by such options, the Committee takes into account position levels, base salary, and other factors relevant to individual performance but does not consider the amount and terms of options and restricted stock already held by the executive.

     Targets for the incentive portion of compensation are tied to financial performance in the sixty-fifth percentile of the peer group.

     STOCK OWNERSHIP. Ownership of Donaldson stock is expected of Donaldson executives. The Committee believes that linking a significant portion of the executive's current and potential net worth to the Company's success, as reflected in the stock price, gives the executive a stake similar to the stockholders. The Committee has established stock ownership guidelines for the Named Officers and certain other executive officers, which encourage retention of shares obtained through the exercise of options. The guidelines range from five to ten times base salary. The goal of the Chief Executive Officer is ten times annual base salary. Mr. Van Dyke currently exceeds this ownership goal.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Van Dyke's fiscal 1999 base salary and incentive award were determined by the Committee in accordance with the methodology described above.

      BASE SALARY. Mr. Van Dyke's base salary for calendar 1999 was $565,000, which is below the market mid-point for manufacturing companies of similar size.

      ANNUAL BONUS. Mr. Van Dyke's bonus award for fiscal 1999 was $678,000. This annual bonus was earned under the annual incentive program based on earning per share growth of $1.31, up 15% over the previous record earned in fiscal 1998.

      STOCK OPTIONS. Mr. Van Dyke received annual option grants in December 1998 of options to purchase 78,000 shares of stock.

      LONG-TERM INCENTIVE PLAN PAYOUT. Mr. Van Dyke received no payout under the Long-Term Incentive Plan in 1999 based on the Company's failure to achieve the minimum performance objectives for net sales growth.

     POLICY ON QUALIFYING COMPENSATION. The Company's policy is to preserve the tax deduction for compensation paid to its Chief Executive Officer and other senior executive officers. In accordance with this policy, in November 1994 the stockholders approved the material terms of the performance goals for payment of the cash bonus under the Company's Annual Cash Bonus Plan for Designated Executives. The 1991 Master Stock Compensation Plan has been amended to limit the number of shares that can be granted in any one year to any one individual to further the policy of preserving the tax deduction for compensation paid to executives.

     CONCLUSION. The executive officer compensation program administered by the Committee provides incentive to attain strong financial performance and an alignment with stockholder interests. The Committee believes that the Company's compensation program focuses the efforts of Company executive officers on the continued achievement of growth and profitability for the benefit of the Company's stockholders.


     SUBMITTED BY THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

                               Stephen W. Sanger, Chair
                               Paul B. Burke
                               Jack W. Eugster
                               John F. Grundhofer
                               Kendrick B. Melrose





                              PERFORMANCE GRAPHS

     The following graphs compare the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years and nine fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Index of Manufacturing Companies. The first graph assumes the investment of $100 in the Company's Common Stock and each of the indexes at the market close on fiscal year-end 1994 and the reinvestment of all dividends. The second graph assumes the investment of $100 in the Company's Common Stock and each of the indexes at the market close on fiscal year-end 1989 and the reinvestment of all dividends. The Company believes the second graph is useful in showing the cumulative total stockholder return over the ten-year period of consecutive double-digit increases in earnings per share.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                              [PLOT POINTS CHART]


                          FISCAL YEARS ENDED JULY 31


                                   1994           1995           1996           1997           1998           1999
                               ------------   ------------   ------------   ------------   ------------   ------------
Donaldson ..................    $  100.00      $  110.45      $  102.86      $  172.07      $  158.09      $  213.75
S&P 500 ....................       100.00         126.11         147.00         223.65         266.78         320.68
S&P Manufacturing ..........       100.00         137.02         162.12         253.52         249.49         348.68

                COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN


                              [PLOT POINTS CHART]


                          FISCAL YEARS ENDED JULY 31


                           1989         1990         1991         1992         1993
                       ------------ ------------ ------------ ------------ ------------
Donaldson ............  $  100.00    $  181.27    $  209.85    $  274.83    $  341.32
S&P 500 ..............     100.00       106.50       120.09       135.45       147.27
S&P Manufacturing ....     100.00       109.34       115.50       120.57       139.40

[WIDE TABLE CONTINUED]

                           1994         1995         1996         1997         1998         1999
                       ------------ ------------ ------------ ------------ ------------ ------------
Donaldson ............  $  455.79    $  503.42    $  468.79    $  784.24    $  720.48    $  974.16
S&P 500 ..............     154.87       195.31       227.67       346.38       413.16       496.62
S&P Manufacturing ....     162.16       222.19       262.92       411.13       404.60       565.45

                               PENSION BENEFITS


     The Company maintains the Donaldson Company, Inc. Salaried Employees' Pension Plan (the "Retirement Plan"), a defined benefit pension plan that provides retirement benefits to eligible employees through a cash balance benefit structure. Participants in the Retirement Plan accumulate benefits in a hypothetical account balance through annual interest credits, and pay credits that vary with age, service and pay. At retirement or termination of employment, the vested account balance is payable to the participant in the form of an immediate or deferred lump sum or actuarially equivalent annuity.

     Under the cash balance benefit structure, account balances receive an Interest Credit annually. The Interest Credit is defined as the current plan year's Interest Crediting Rate times the account balance as of the beginning of the plan year. The Interest Crediting Rate for a particular plan year is equal to the average auctioned yield of one-year U.S. Treasury Bills during the month of June preceding the plan year, plus one percent. The Interest Crediting Rate is 5.89% for the 1999 plan year.

     Additionally, Pay Credits are credited to the account balance at the end of each plan year. The participant's Pay Credit Percentages are determined by the participant's years of age and service with the Company and its affiliates as of the end of each plan year. The participant's Base Pay Credit is equal to the Base Pay Credit Percentage times total covered compensation during the plan year ("Pensionable Earnings"). The participant's Excess Pay Credit is equal to the Excess Pay Credit Percentage times Pensionable Earnings in excess of the Social Security taxable wage base. The following table displays the Pay Credit Percentages for the sum of years of age and service shown:


                                              PAY CREDIT PERCENTAGES
                                              ----------------------
          SUM OF YEARS OF AGE PLUS SERVICE       BASE       EXCESS
         ----------------------------------   ---------   ---------
                    Less than 40                  3.0%        3.0%
                      40 -- 49                    4.0         4.0
                      50 -- 59                    5.0         5.0
                      60 -- 69                    6.5         5.0
                     70 or more                   8.5         5.0

     As of August 1, 1999, the sum of years of age plus service for Messrs. Van Dyke, Giertz, Priadka, Schwab and Cook were 80, 47, 82, 69 and 64, respectively.

     The individuals named in the Summary Compensation Table are also eligible for retirement benefits under the Donaldson Company, Inc. Excess Retirement Plan (the "Excess Retirement Plan"). The Excess Retirement Plan is an unfunded, non-qualified deferred compensation arrangement that primarily provides retirement benefits that cannot be payable under the Retirement Plan because of the maximum limitations imposed on qualified plans by the Code. The projections below set forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity at age 65 under the Retirement and Excess Retirement Plans: Mr. Van Dyke, $532,397; Mr. Giertz, $229,047; Mr. Priadka, $180,098; Mr. Schwab, $151,815; and Mr. Cook, $255,075.
These projections are based on the following assumptions: (1) employment until age 65; (2) no increase in pensionable earnings after the 1998 plan year; (3) interest credits at the actual rate of 5.89% during the 1999 plan year, and 6.00% thereafter; and (4) conversion to a single life annuity at normal retirement age is based on an interest rate of 6.00% and the Unisex 1983 Group Annuity Mortality table.

     The individuals named in the Summary Compensation Table are also eligible for retirement benefits under the Donaldson Company, Inc. Supplemental Executive Retirement Plan (the "SERP"). The SERP has been designed to assure participants a lump sum retirement benefit from all company funded retirement programs equal to six times their average compensation (three highest consecutive years) upon reaching age 62 with 20 years of service. However, this retirement benefit is prorated for retirements with less than 20 years of service and further reduced by 2% for each year retirement precedes age 62. In determining whether the SERP must supplement the other retirement programs to reach this benefit target, the Company will consider the lump sum value of the benefits described in the previous paragraph and footnote (5) to the Summary Compensation Table, as well as any vested pension benefits payable from prior employers, if any. Assuming the SERP remains unchanged and employment continues to age 65 at current compensation levels, no benefits are expected to be required from the SERP for any of the participants.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 Section
     16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. To the Company's knowledge, based on a review of copies of such forms and written representations furnished to the Company during fiscal 1999, all
Section 16(a) filing requirements applicable to the Company's directors and executive officers were satisfied.


                        CHANGE-IN-CONTROL ARRANGEMENTS

     Each of the Named Officers has a severance agreement with the Company designed to retain the executive and provide for continuity of management in the event of an actual or threatened change of control in the Company (as defined in the agreements). The agreements provide that in the event of a change of control, each key employee would have specific rights and receive certain benefits if, within three years after a change in control, the employee is terminated without cause or the employee terminates voluntarily under "constructive involuntary" circumstances as defined in the agreement. In such circumstance the employee will receive a severance payment equal to three times the employee's annual average compensation calculated over the five years preceding such termination as well as continued health, disability and life insurance for three years after termination. The 1980 and 1991 Master Stock Compensation Plans, the supplementary retirement benefit plan and deferred compensation arrangements also provide for immediate vesting or payment in the event of termination under circumstances of a change in control.


                          2000 STOCKHOLDER PROPOSALS

     Any stockholder wishing to include a proposal in the Company's Proxy Statement for its 2000 annual meeting of stockholders must submit such proposal for consideration in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement no later than June 16, 2000. Under the Company's Bylaws, a shareholder proposal not included in the Company's Proxy Statement for its 2000 annual meeting of stockholders is untimely and may not be presented in any manner at the 2000 annual meeting of stockholders unless the stockholder wishing to make such proposal follows certain specified notice procedures set forth in the Company's Bylaws, including delivering notice of such proposal in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement no earlier than July 21, 2000 and no later than August 20, 2000.


                                 OTHER MATTERS

     The Company is not aware of any matter, other than as stated above, which will or may properly be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxies in accordance with their best judgment.

                                      By Order of the Board of Directors


                                      /s/ Normac C. Linnell


                                      Norman C. Linnell
                                      SECRETARY

October 13, 1999

                                                                      EXHIBIT A


                            AUDIT COMMITTEE CHARTER


MISSION STATEMENT
     The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process and the company's process for monitoring compliance with laws, regulations and the company's code of conduct. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the internal and external auditors.


ORGANIZATION
     The audit committee will be organized consistent with the following significant parameters:

     SIZE OF THE COMMITTEE: The audit committee will have no less than three and no more than six members.

     QUALIFICATIONS: Committee members must be "Independent Directors" of the company. (Members of the audit committee will be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation.) In addition, each committee member must be "Financially Literate" or must achieve this status through training within six months of being appointed to the committee (for these purposes, "Financial Literacy" is the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement).

     FREQUENCY OF MEETINGS: The committee will have three regularly scheduled meetings each fiscal year, in September, November and May. In addition, the committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this charter.

     APPOINTMENT OF MEMBERS AND CHAIRPERSON: Each committee member will be selected by the Chairman of the Board of Directors and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Audit Committee will be selected by the Chairman of the Board of Directors and will serve in that capacity for one year. The Chairperson must have academic training in accounting or current or past experience in positions of senior financial management (for example, currently or previously held the position of Chief Financial Officer, Chief Executive Officer or Chairman of a corporation). The Chairperson can serve successive terms in this capacity without limitation.


ROLES AND RESPONSIBILITIES
     A broad outline of the roles and responsibilities of the audit committee is presented below.

     INTERNAL CONTROL:

   1. Evaluate whether senior management has established and appropriately reinforced the importance of internal control within the organization,

   2. Evaluate the scope, effectiveness and significant findings of the self-audit process for North American operations,

   3. Review the internal auditor's report on the results of the annual self audit survey,

   4. Review the internal auditor's report and significant findings for the company's international operations,

   5. Evaluate whether recommendations for improved internal control are effectively implemented by management.

     FINANCIAL REPORTING:

   1. Annually review the significant risks the company is exposed to and evaluate management's plan to manage these uncertainties,

   2. Review and evaluate management's interpretation and implementation of mandated changes to accounting and reporting requirements,

   3. Review the annual financial statements for accuracy and completeness,

   4. Evaluate the accounting treatment of unusual or non-recurring transactions such as restructuring charges and acquisitions,

   5. Evaluate significant income statement and balance sheet items which require management judgement,

   6. Review and approve the 10K, including the Management Discussion and Analysis (MD&A), before public release,

   7. Review and approve the process for preparing interim, unaudited (quarterly) financial statements.

     COMPLIANCE WITH LAWS, REGULATIONS AND COMPANY POLICIES:

   1. Review the effectiveness of the system for monitoring compliance with laws and regulations,

   2. Review the significant findings from the annual self audit survey of compliance matters,

   3. Ensure that the company's compliance manual, code of conduct and corporate policy statements are kept up to date and are accessible to and usable by the entire organization.

     RELATIONSHIP WITH EXTERNAL AUDITOR:

   1. Recommend the external auditor appointment to the Board of Directors,

   2. Review and approve the scope of the external audit to be performed each fiscal year,

   3. Confirm the independence of the external auditor,

   4. Meet with the external auditors to review the accuracy, completeness and overall quality of the annual financial statements.


REPORTING REQUIREMENTS
     The audit committee Chairperson will update the full Board of Directors regarding the significant items of discussion at each committee meeting. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate. In addition to Board of Director communication, the following information will be reported to the shareholders in the annual proxy statement: (1) confirmation that the company has a formal, documented audit committee charter, (2) confirmation that the audit committee satisfied its obligations under the charter in the prior year, (3) the full text of the audit committee charter at least once every three years and after any significant modification is approved by the Board of Directors.

                             DONALDSON COMPANY, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 19, 1999
                            10:00 A.M., CENTRAL TIME

                     THE CONFERENCE CENTER AT ATRIUM CENTER
                              3105 E. 80TH STREET
                             BLOOMINGTON, MINNESOTA






--------------------------------------------------------------------------------


[DONALDSON LOGO]    DONALDSON COMPANY, INC.                             PROXY
--------------------------------------------------------------------------------

The undersigned appoints WILLIAM G. VAN DYKE and NORMAN C. LINNELL, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the 1999 Annual Meeting of Stockholders of Donaldson Company, Inc. at The Conference Center at Atrium Center, 3105 E. 80th Street, Bloomington, Minnesota, at 10:00 a.m., Central Time, on Friday, November 19, 1999, and at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, DONALDSON COMPANY, INC.













             (CONTINUED, AND TO BE SIGNED AND DATED ON OTHER SIDE)

                                                  ----------------------------
                                                    COMPANY #
                                                    CONTROL #
                                                  ----------------------------

                               VOTE BY TELEPHONE
                         QUICK --- EASY --- IMMEDIATE
                 CALL TOLL FREE --- ON A TOUCH TONE TELEPHONE
                           1-800-240-6326 -- ANYTIME


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card. The deadline for telephone voting is noon (ET), November 18, 1999.

AUTOMATED TELEPHONE VOTING INSTRUCTIONS

1. Using a TOUCH-TONE telephone, dial 1-800-240-6326. Please make sure you stay on the line until you receive a confirmation of your vote.

2. When prompted, enter the 3-digit Company Number located in the box on the upper right hand corner of the proxy card.

3. When prompted, enter your 7-digit numeric Control Number that follows the Company Number.

    OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
               Press "1" When asked, please confirm your vote by pressing 1 -- THANK YOU FOR VOTING.

    OPTION #2: If you choose to vote on each proposal separately: Press "0" You will hear these instructions:
               Proposal 1: To vote FOR ALL nominees, press "1"; to WITHHOLD FOR
                           ALL nominees, press "9"; to WITHHOLD FOR AN
                           INDIVIDUAL nominee, press "0" and listen to the instructions.
               Proposal 2: To vote FOR, press "1"; AGAINST, press "9"; ABSTAIN, press "0"

                              When asked, please confirm your vote by pressing "1" -- THANK YOU FOR VOTING.








             IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY
                               PLEASE DETACH HERE




-------                                                                                                                      -------

                 THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

1. Election of directors: 01 F. GUILLAUME BASTIAENS 03 S. WALTER RICHEY         [ ] Vote FOR        [ ] Vote WITHHELD
                          02 JANET M. DOLAN                                         all nominees        from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),                ----------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX TO THE RIGHT.
                                                                                ----------------------------------------------------

2. Ratify appointment of Ernst & Young LLP as independent auditors.             [ ]For         [ ] Against       [ ] Abstain


Address Change? Mark Box [ ]
Indicate changes below:
                                                                                     Date
                                                                                          ----------------------------------







                                                                                ----------------------------------------------------




                                                                                ----------------------------------------------------

                                                                                PLEASE DATE AND SIGN ABOVE exactly as name appears,
                                                                                indicating, if appropriate, official position or
                                                                                representative capacity. If stock is held in joint
                                                                                tenancy, each joint owner should sign.






-------                                                                                                                      -------

[LOGO] DONALDSON(R)


                             DONALDSON COMPANY, INC.
                       ANNUAL MEETING -- NOVEMBER 19, 1999

The undersigned appoints WILLIAM G. VAN DYKE and NORMAN C. LINNELL, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the 1999 Annual Meeting of Stockholders of Donaldson Company, Inc. at The Conference Center at Atrium Center, 3105 E. 80th Street, Bloomington, Minnesota, at 10:00 a.m., Central Time, on Friday, November 19, 1999, and at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, DONALDSON COMPANY, INC.





             (CONTINUED, AND TO BE SIGNED AND DATED ON OTHER SIDE)

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                  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

1.  ELECTION OF DIRECTORS.

    Nominees: (01) F. GUILLAUME BASTIAENS, (02) JANET M. DOLAN,
              (03) S. WALTER RICHEY

              [ ] VOTE FOR all nominees    [ ]  WITHHOLD VOTE from all nominees

    To withhold authority to vote for any    __________________________________
    nominee(s), write the number(s) of the  |                                  |
    nominee(s) in the box to the right.     |__________________________________|

2.  Ratify appointment of Ernst & Young LLP
    as independent auditors.                  [ ] For  [ ] Against  [ ] Abstain



                                            Date _________________________, 1999


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                                            PLEASE DATE AND SIGN ABOVE exactly
                                            as name appears, indicating, if
                                            appropriate, official position or
                                            representative capacity. If stock is
                                            held in joint tenancy, each joint
                                            owner should sign.